SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Thomasville, Georgia
April 14, 2006
Dear Shareholder:
      I would like to extend an invitation for you to join us at our Annual Meeting of Shareholders on Friday, June 2, 2006 at 11:00 a.m. at the Thomasville Cultural Center in Thomasville, Georgia.
      At this year’s meeting, you will vote to:

•	elect three director-nominees to serve for a term of three years; and

•	ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2006.
      In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.
      Included with the enclosed materials are a notice of the Annual Meeting and a proxy statement that contains further information about each matter to be voted upon and the meeting itself, including how to listen to the Annual Meeting on the Internet and different methods to vote your proxy.
      Please carefully review the enclosed proxy materials. Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or to use telephone or Internet voting prior to the Annual Meeting, so that your shares of Flowers Foods common stock will be represented and voted at the Annual Meeting even if you cannot attend.
      I hope to see you in Thomasville.

George E. Deese
Chairman of the Board,
Chief Executive Officer & President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 2, 2006
       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Flowers Foods, Inc. will be held on June 2, 2006 at 11:00 a.m. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, for the following purposes:

(1) to elect three nominees as directors of the company to serve for a term of three years;

(2) to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 30, 2006; and

(3) to transact any other business as may properly come before the meeting and at any adjournment or postponement thereof;
all as set forth in the proxy statement accompanying this notice.
      Only record holders of issued and outstanding shares of our common stock at the close of business on March 31, 2006 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. A list of such shareholders will be open for examination by any shareholder at the time and place of the Annual Meeting.
      Shareholders can listen to a live audio webcast of the Annual Meeting on our website at www.flowersfoods.com. This webcast also will be archived on our website.

By order of the Board of Directors,

Stephen R. Avera
Senior Vice President,
Secretary and General Counsel
1919 Flowers Circle
Thomasville, Georgia 31757
April 14, 2006
     A PROXY CARD IS CONTAINED IN THE ENVELOPE IN WHICH THIS PROXY STATEMENT WAS MAILED. SHAREHOLDERS ARE ENCOURAGED TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING AND TO SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET. YOUR ATTENDANCE AT THE MEETING IS URGED; IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

i

ii

FLOWERS FOODS, INC.
1919 Flowers Circle
Thomasville, Georgia 31757
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
JUNE 2, 2006
       This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 14, 2006 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on June 2, 2006 at 11:00 a.m. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, and any adjournment or postponement of the meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
      At the Annual Meeting, shareholders will:

•	vote to elect three nominees as directors of the company to serve for a term of three years;

•	consider and vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods for the fiscal year ending December 30, 2006; and

•	transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
      In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.
How does the Board of Directors recommend that I vote on each proposal?
      The Board of Directors recommends that you vote FOR:

•	the election of the three director-nominees to serve as Class II directors until 2009; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2006.
What is a proxy?
      A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the Annual Meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the Annual Meeting. These three officers are George E. Deese, our Chairman of the Board, Chief Executive Officer and President, Jimmy M. Woodward, our Senior Vice President and Chief Financial Officer and Stephen R. Avera, our Senior Vice President, Secretary and General Counsel.
Who can vote?
      To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on March 31, 2006, which is the record date for the Annual Meeting. There were 61,471,485 shares of our common stock outstanding and entitled to vote on the record date.

How many votes do I have?
      With respect to each matter to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock you held on the record date for the Annual Meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each matter to be voted upon at the Annual Meeting.
How do I vote?
      You can vote in one of four ways. You can vote by mail, via the Internet, by telephone or you can vote in person at the Annual Meeting. By executing and returning your proxy (either by returning the enclosed proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint George E. Deese, Jimmy M. Woodward and Stephen R. Avera to represent you at the Annual Meeting and to vote your shares at the Annual Meeting in accordance with your voting instructions.

•	Voting by Mail. You may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it in the United States.

•	Internet Voting. If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the enclosed proxy card.

•	Vote at the Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.
      The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.
What if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?
      Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted FOR each matter to be voted on at the Annual Meeting.
Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?
      Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	Signing another proxy with a later date;

•	Giving our corporate secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	Voting in person at the Annual Meeting.
      Your attendance at the Annual Meeting alone will not revoke your proxy.

How do I vote my 401(k) shares?
      If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, by signing and returning your proxy you will direct Mercer Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on your balance in the 401(k) plan on the record date for the Annual Meeting.
Can I vote if my shares are held in “street name?”
      If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting is also offered to shareholders who own their Flowers Foods shares through certain banks and brokers.
What constitutes a quorum?
      The holders of at least a majority of the shares of our common stock entitled to vote at the Annual Meeting are required to be present in person or by proxy to constitute a quorum for the transaction of business.
      Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and will not affect the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote for or against the proposals, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast.
What vote is required for each matter to be voted upon at the Annual Meeting?
      Once a quorum has been established, the vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy will decide the action proposed on each matter identified in this proxy statement, except the election of directors. Directors will be elected at the meeting by a plurality of the votes cast by holders of shares of our common stock entitled to vote in the election. In other words, the three director-nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast.
Will any other business be conducted at the Annual Meeting or will other matters be voted on?
      Our Board of Directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, the persons named as proxies, Messrs. Deese, Woodward and Avera, will exercise their judgment in deciding how to vote or otherwise act at the Annual Meeting with respect to that matter or proposal.
Where can I find the voting results from the Annual Meeting?
      We will report the voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006, which we expect to file with the Securities and Exchange Commission (“SEC”) on or about August 24, 2006.

How and when may I submit a shareholder proposal for the 2007 Annual Meeting?
      For information on how and when you may submit a shareholder proposal for the 2007 Annual Meeting, please refer to the section entitled “Shareholder Proposals” in this proxy statement.
Who pays the costs of soliciting these proxies?
      We will pay the cost of soliciting proxies. We have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of votes for a fee of $10,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.
How can I obtain an Annual Report on Form 10-K?
      A copy of Flowers Foods’ Annual Report, which includes our Form 10-K and our financial statements for the fiscal year ended December 31, 2005, is being mailed with this proxy statement to all shareholders entitled to vote at the meeting. The Annual Report does not form any part of the material for the solicitation of proxies.
      The Annual Report is also available on our website at www.flowersfoods.com. You may also receive a copy of the Annual Report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Dept.
If I cannot attend the Annual Meeting, will a webcast be available on the Internet?
      Shareholders can listen to a live audio webcast of the Annual Meeting over the Internet on the company’s website at www.flowersfoods.com. This webcast also will be archived on the site.
      We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement and does not form any part of the materials used for the solicitation of proxies.
Who should I contact if I have any questions?
      If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Marta J. Turner, our Senior Vice President of Corporate Relations, at the above address or by calling (229) 226-9110.

PROPOSAL I
ELECTION OF DIRECTORS
      Our Board of Directors is divided into three classes, with Class I and Class III consisting of four members and Class II consisting of three members. The directors in each class serve for a term of three years. Directors are elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. Background information concerning each of our director-nominees and the incumbent directors is provided below.
      The following nominees are proposed for election in Class II, to serve until 2009:

•	Joe E. Beverly

•	Amos R. McMullian

•	J.V. Shields, Jr.
      Unless instructed otherwise, the proxies will be voted for the election of the three nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board of Directors. However, our Board of Directors has no reason to believe that any nominee will not be able to serve if elected.
Class II Director-Nominees

Joe E. Beverly, age 64, has been Chairman of the Board of Directors of Commercial Bank in Thomasville, Georgia, a wholly-owned subsidiary of Synovus Financial Corp. (NYSE), a financial services company, since 1989. He is also the former Vice Chairman of the Board of Directors of Synovus Financial Corp, and is an advisory director of Synovus Financial Corp. He was President of Commercial Bank from 1973 to 1989. Mr. Beverly has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from August 1996 until March 2001.

Amos R. McMullian, age 68, Chairman Emeritus of Flowers Foods, retired as Chairman of the Board of Directors of Flowers Foods effective January 1, 2006, a position he had held since November 2000. He previously served as Chief Executive Officer of Flowers Foods from November 2000 to January 2004. Mr. McMullian previously served as Chairman of the Board of Directors of Flowers Industries, Inc. from 1985 until March 2001 and as its Chief Executive Officer from 1981 until March 2001.

J.V. Shields, Jr., age 68, has been Chairman of the Board of Directors and Chief Executive Officer of Shields & Company, a New York diversified financial services company and member of the New York Stock Exchange, Inc., since 1982. Mr. Shields also is the Chairman of the Board of Directors and Chief Executive Officer of Capital Management Associates, Inc., a registered investment advisor, and the Chairman of the board of trustees of The BBH Funds, the Brown Brothers Harriman mutual funds group. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from March 1989 until March 2001.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE FOR ALL OF THE ABOVE DIRECTOR-NOMINEES

Incumbent Directors
     Class I Directors Serving Until 2008

Benjamin H. Griswold, IV, age 65, is Partner and Chairman of Brown Advisory. Mr. Griswold retired in February 2005 as Senior Chairman of Deutsche Bank Securities, a position he had held since 1999. Prior to that time, Mr. Griswold held several positions with Alex. Brown & Sons, ultimately being elected the firm’s Chairman of the Board. Following the merger of Alex. Brown and Bankers Trust New York, he became Senior Chairman of BT Alex. Brown, which was acquired by Deutsche Bank in 1999. Mr. Griswold also served on the board of the New York Stock Exchange, completing his term in 1999. He currently serves on the board of directors of The Black & Decker Corporation (NYSE), on the advisory board of Princeton University’s Bendheim Center for Finance and as a trustee of Johns Hopkins University. Mr. Griswold joined the Flowers Foods Board of Directors in February 2005.

Joseph L. Lanier, Jr., age 74, currently serves as Chairman of the Board of Directors of Dan River Inc., a Danville, Virginia textile company. Mr. Lanier retired as Chief Executive Officer of Dan River in February 2005, a position he had held since 1989. He is also a director of Dimon, Inc. (NYSE), where he previously served as Chairman of the Board, and Torchmark Corp. (NYSE). Mr. Lanier has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from 1977 until March 2001.

Jackie M. Ward, age 67, has been an outside managing director of Intec Telecom Systems since December 2000. Prior to that time, she was President, Chief Executive Officer & Chairman of the Board of Directors of Computer Generation Incorporated, a telecommunications company based in Atlanta, Georgia that she co-founded, from 1968 until it was acquired by Intec in December 2000. She is also a director of Bank of America Corporation (NYSE), Equifax, Inc. (NYSE), Sanmina-SCI Systems Corporation (NASDAQ), Wellpoint, Inc. (NYSE) and SYSCO Corporation. (NYSE). Ms. Ward has served as a director of Flowers Foods since March 2001 and she previously served as a director of Flowers Industries, Inc. from March 1999 until March 2001.

C. Martin Wood III, age 62, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as Senior Vice President and Chief Financial Officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood has served as a director of Flowers Foods since March 2001 and he previously served on the Flowers Industries, Inc. Board of Directors, from 1975 until March 2001.

     Class III Directors Serving Until 2007

Franklin L. Burke, age 64, has been a private investor since 1991. He is the former Senior Executive Vice President and Chief Operating Officer of Bank South Corp., an Atlanta, Georgia banking company, and the former Chairman and Chief Executive Officer of Bank South, N.A., the principal subsidiary of Bank South Corp. He has served as a director of Flowers Foods since March 2001. Mr. Burke previously served as a director of Flowers Industries, Inc. from 1994 until March 2001 and as a director of Keebler Foods Company from 1998 until March 2001.

George E. Deese, age 60, has been Chief Executive Officer and President of Flowers Foods since January 2004 and Chairman of the Board since January 1, 2006. Previously, he served as President and Chief Operating Officer of Flowers Foods from May 2002 to January 2004 and as President and Chief Operating Officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese has served as chairman of the American Bakers Association (ABA) and for the past nine years on the ABA board and executive committee. He previously served as vice chairman of the board for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years. He also served as president of the Southern Bakers Association in 1983. In addition, he is a board member of the Grocery Manufacturers of America (GMA), and serves as a trustee of the Georgia Research Alliance. Mr. Deese joined the company in 1964.

Manuel A. Fernandez, age 59, has been the Managing Director of SI Ventures, a venture capital firm, since 1998 and Chairman Emeritus of Gartner, Inc., a leading information technology research and consulting company, since 2001. Prior to his present positions, Mr. Fernandez was Chairman, President, and Chief Executive Officer of Gartner. Previously, he was President and Chief Executive Officer at Dataquest, Inc., Gavilan Computer Corporation, and Zilog Incorporated. He has served as a director of Flowers Foods since January 2005. Mr. Fernandez also serves on the board of directors of Brunswick Corporation (NYSE) and The Black & Decker Corporation (NYSE).

Melvin T. Stith, Ph.D., age 59, is dean of the Whitman School of Management at Syracuse University in New York. From 1991 to November 2004, he was dean of the College of Business at Florida State University in Tallahassee and the Jim Moran Professor of Business Administration. He also is a director of Synovus Financial Corp. (NYSE). He has served as a director of Flowers Foods since July 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders
      The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

	Amount and Nature	Percent
	of Beneficial	of
Name and Address of Beneficial Owner	Ownership	Class(3)

Gabelli Asset Management, Inc.	5,011,037 (1)	8.15%
One Corporate Center
Rye, New York 10580-1435

TCW Group, Inc	3,121,711 (2)	5.07%
865 South Figueroa Street
Los Angeles, CA 90017

(1)	The beneficial ownership reported in the table above for Gabelli Asset Management, Inc. is based upon filings with the SEC. According to the Schedule 13D/A filed on February 1, 2006, Gabelli Funds, LLC has sole voting and dispositive power with respect to 1,230,000 shares; GAMCO Investors, Inc. has sole voting power with respect to 3,498,537 shares and sole dispositive power with respect to 3,733,037 shares; and MJG Associates, Inc. has sole voting and dispositive power with respect to 8,000 shares.

(2)	The beneficial ownership reported in the table above for TCW Group, Inc. is based upon filings with the SEC. According to the Schedule 13G filed on February 13, 2006, TCW Group, Inc. has shared voting power with respect to 3,020,964 shares and shared dispositive power with respect to 3,121,711 shares.

(3)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on March 31, 2006.
Share Ownership of Certain Executive Officers, Directors and Director-Nominees
      The following table lists information as of March 31, 2006 regarding the number of shares owned by each director, each director-nominee, each executive officer listed on the summary compensation table included later in this proxy statement, and by all of our directors, director-nominees and executive officers as a group:

	Amount and Nature		Percent
	of Beneficial		of
Name of Beneficial Owner	Ownership(1)		Class

Stephen R. Avera	44,770	(2)	*

Joe E. Beverly	92,923	(3)	*

Franklin L. Burke	50,848	(4)	*

George E. Deese	629,508	(5)	1.02%

Manuel A. Fernandez	3,751	(6)	*

Benjamin H. Griswold, IV	30,020	(7)	*

Joseph L. Lanier, Jr.	93,558	(8)	*

Gene D. Lord	112,977	(9)	*

Amos R. McMullian	1,617,595	(10)	2.63%

J. V. Shields, Jr.	4,587,587	(11)	7.46%

Allen L. Shiver	109,521	(12)	*

Melvin T. Stith	5,535	(13)	*

Jackie M. Ward	43,437	(14)	*

	Amount and Nature		Percent
	of Beneficial		of
Name of Beneficial Owner	Ownership(1)		Class

C. Martin Wood III	2,315,351	(15)	3.77%

Jimmy M. Woodward	44,511	(16)	*

All Directors, Director-Nominees and Executive Officers as a Group (15 persons)	9,781,892		15.91%

*	Represents beneficial ownership of less than 1% of Flowers Foods common stock

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)	Includes restricted stock awards for 5,400 shares all of which are subject to forfeiture.

(3)	Includes (i) unexercised stock options for 23,750 shares and (ii) restricted stock awards of 2,934 shares all of which are subject to forfeiture. Also includes 31,036 shares owned by the spouse of Mr. Beverly, as to which shares Mr. Beverly disclaims any beneficial ownership.

(4)	Includes (i) unexercised stock options for 33,750 shares and (ii) restricted stock awards of 2,934 shares all of which are subject to forfeiture. Also includes 7,780 shares owned by the spouse of Mr. Burke, over which Mr. Burke and his spouse share investment authority.

(5)	Includes (i) 14,904 shares owned by the spouse of Mr. Deese, as to which Mr. Deese disclaims any beneficial ownership and (ii) restricted stock awards of 106,700 shares all of which are subject to forfeiture.

(6)	Includes restricted stock awards of 2,934 shares all of which are subject to forfeiture.

(7)	Includes (i) 1,500 shares owned by the spouse of Mr. Griswold, as to which Mr. Griswold disclaims any beneficial ownership, and (ii) restricted stock awards of 2,934 shares all of which are subject to forfeiture.

(8)	Includes (i) unexercised stock options for 33,750 shares and (ii) restricted stock awards of 2,934 shares all of which are subject to forfeiture. Also includes 32,257 shares held by a limited partnership in which Mr. Lanier and his spouse are the general partners and 16,125 shares owned by the spouse of Mr. Lanier, as to which Mr. Lanier disclaims any beneficial ownership.

(9)	Includes restricted stock awards of 7,150 shares.

(10)	Includes (i) unexercised stock options for 366,000 shares and (ii) restricted stock awards of 2,934 shares all of which are subject to forfeiture.

(11)	Includes (i) unexercised stock options for 33,750 shares and (ii) restricted stock awards of 2,934 shares all of which are subject to forfeiture. Also includes (i) 2,143,031 shares held by investment advisory clients of Capital Management Associates, Inc., of which Mr. Shields is Chairman of the Board of Directors and Chief Executive Officer, and (ii) 2,354,712 shares owned by the spouse of Mr. Shields, as to which Mr. Shields disclaims any beneficial ownership. Mr. Shields’ business address is Shields & Company, 140 Broadway, New York, NY 10005.

(12)	Includes restricted stock awards for 7,150 shares. Also includes 4,500 shares held by Mr. Shiver as custodian for his minor children and 1,315 shares held by the spouse of Mr. Shiver, as to which shares Mr. Shiver disclaims any beneficial ownership.

(13)	Includes restricted stock awards of 2,934 shares all of which are subject to forfeiture.

(14)	Includes restricted stock awards of 2,934 shares all of which are subject to forfeiture.

(15)	Includes (i) unexercised stock options for 33,750 shares and (ii) restricted stock awards of 2,934 shares all of which are subject to forfeiture. Also includes 34,627 shares held by a trust of which Mr. Wood is co-trustee and 1,934,185 shares owned by the spouse of Mr. Wood, as to which shares Mr. Wood disclaims any beneficial ownership.

(16)	Includes restricted stock awards of 7,150 shares all of which are subject to forfeiture.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based solely upon a review of our records and written representations by the persons required to file these reports, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC were timely filed in fiscal 2005 by directors and executive officers except for: (i) a Form 4 filed by Amos R. McMullian, a director, director-nominee and former chairman of the board with respect to a transaction executed on November 16, 2005; (ii) a Form 4 filed by Melvin T. Stith, a director, with respect to the vesting of restricted stock on July 6, 2005; (iii) a Form 4 filed by Allen L. Shiver, an executive officer of the company, with respect to a transaction executed on July 7, 2005; and (iv) a Form 4 filed by Michael A. Beaty, an executive officer of the company, with respect to a gift transaction on September 9, 2005.
CORPORATE GOVERNANCE
General
      We believe that good corporate governance is essential to ensure that our company is effectively managed for the long-term benefit of our shareholders. We have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the practices of other publicly-held companies.
      Based upon this review we have adopted the following corporate governance documents:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/ Corporate Governance Committee Charter

•	Finance Committee Charter

•	Code of Business Conduct and Ethics for Officers and Members of the Board of Directors

•	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors
      You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “Investor Center” tab and selecting “Corporate Governance.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Dept.
Determination of Independence
      Pursuant to our Corporate Governance Guidelines, the Nominating/ Corporate Governance Committee and the Board of Directors are required to annually review the independence of each director and/or director-nominee. During this review, transactions and relationships among each director or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under “Transactions with Management and Others.” In addition, transactions and relationships among directors or their affiliates and members of senior management and their affiliates are examined. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence in accordance with the New York Stock Exchange Listed Company Manual (“NYSE Rules”) and our Corporate Governance Guidelines. Only those directors who meet the applicable criteria for independence and the Board of Directors affirmatively determines have no direct or indirect material relationship with the company will be considered independent directors.
      As part of our Corporate Governance Guidelines, we have adopted categorical standards which provide that certain relationships will be considered material relationships and will preclude a director’s independence.

The standard we have adopted for determining director independence is that an “independent” director is one who:

•	has not been employed by the company or any of its subsidiaries or affiliates, or whose immediate family member has not been employed as an executive officer by the company, within the previous three years;

•	does not, or whose immediate family member does not, receive more than $100,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (such person is presumed not to be “independent” until three years after he or she (or their immediate family member) ceases to receive more than $100,000 per year in such compensation); provided that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered;

•	(A) is not, or whose immediate family member is not a current partner of a firm that is the company’s internal or external auditor; (B) is not a current employee of such a firm; (C) does not have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) has not been, or whose immediate family member has not been, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the company’s audit within that time;

•	is not employed, or whose immediate family member is not employed, as an executive officer of another company where any of the company’s present executives serve on that company’s compensation committee (such person is not “independent” until three years after the end of such service or the employment relationship); and

•	is not a current employee, or whose immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
      The Nominating/ Corporate Governance Committee and the Board of Directors conducted the required annual independence review in February 2006. Upon the recommendation of the Nominating/ Corporate Governance Committee, the Board of Directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the NYSE Rules and the Corporate Governance Guidelines. Messrs. Burke, Fernandez, Griswold, Lanier, Stith and Wood and Ms. Ward are independent directors. Messrs. Beverly and Shields are independent director-nominees. Mr. McMullian is considered an inside director because of the proximity of his past employment as an executive officer of the company. Mr. Deese is considered an inside director because he is currently an executive officer of our company. Each director and director-nominee abstained from voting as to themselves.
      The foregoing discussion of director independence is applicable only to service as a member of the Board of Directors, the Compensation Committee and the Nominating/ Corporate Governance Committee. Additional guidelines apply to the members of the Audit Committee under applicable law and NYSE Rules.
Presiding Director
      Pursuant to the Corporate Governance Guidelines, the Board of Directors created the position of “presiding director,” whose primary responsibility is to preside over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. Each year, a presiding director is appointed among the independent directors. For fiscal 2006, Joseph L. Lanier, Jr. has been appointed the presiding director.

Shareholder Communication with Directors
      The Board of Directors will give proper attention to written communications that are submitted by shareholders and will respond if appropriate. Shareholders interested in communicating directly with the Board of Directors as a group, the independent directors as a group or any individual director may do so by writing to Presiding Director, Flowers Foods Inc., 1919 Flowers Circle, Thomasville, GA 31757. Absent circumstances contemplated by committee charters, the chair of the Nominating/ Corporate Governance Committee and the presiding director, with the assistance of our Senior Vice President, Secretary and General Counsel will monitor and review all shareholder correspondence and provide copies or summaries of such communications to other directors as they deem appropriate.
The Board of Directors and Committees of the Board of Directors
      In accordance with the company’s amended and restated bylaws, the Board of Directors has set the number of members of the Board of Directors at eleven. The Board of Directors held ten meetings in fiscal 2005. During the last completed fiscal year, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and any committee on which he or she served.
      Our Board of Directors has established several standing committees: an Audit Committee, a Nominating/ Corporate Governance Committee, a Compensation Committee and a Finance Committee. The Board of Directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.
      The following table describes the current members of each of the committees and the number of meetings held during fiscal 2005:

Nominating/
Corporate
	Audit	Governance	Compensation	Finance
	Committee	Committee	Committee	Committee

Franklin L. Burke*	Chair			X

Joe E. Beverly*	X	X		X

George E. Deese

Manuel A. Fernandez*			X	X

Benjamin H. Griswold IV*	X			X

Joseph L. Lanier, Jr.*		X	Chair

Amos R. McMullian

J.V. Shields, Jr.*		X		X

Melvin T. Stith*	X			X

Jackie M. Ward*		Chair	X

C. Martin Wood III*				Chair

Number of Meetings	13	4	4	9

*	Independent Directors

Audit Committee
      Under the terms of the Audit Committee charter, the Audit Committee represents and assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the company’s financial statements;

•	the company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the company’s internal audit function and the independent registered public accounting firm.
      The Audit Committee’s authorities and duties include:

•	responsibility for overseeing the company’s financial reporting process on behalf of the Board of Directors;

•	direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent registered public accounting firm employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent auditor;

•	review and discussion of the company’s annual audited financial statements and quarterly financial statements with the company’s management and its independent registered public accounting firm;

•	review of the internal audit function’s organization, plans and results and of the qualifications and performance of the independent registered public accounting firm (the company’s internal audit function and its compliance officer report directly to the Audit Committee);

•	review with management the effectiveness of the company’s internal controls; and

•	review with management any material legal matters and the effectiveness of the company’s procedures to ensure compliance with its legal and regulatory responsibilities.
      The Board has determined that all Audit Committee members are “independent” as defined by the NYSE Rules and under SEC rules and regulations. The Board of Directors has also determined that Mr. Burke, the chairman of the Audit Committee, is an “audit committee financial expert” under Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

Nominating/ Corporate Governance Committee
      Under the terms of its charter, the Nominating/ Corporate Governance Committee is responsible for considering and making recommendations to the Board of Directors with regard to the function and needs of the Board, and the review and development of our Corporate Governance Guidelines. In fulfilling its duties, the Nominating/ Corporate Governance Committee shall:

•	receive identification of individuals qualified to become Board members;

•	select, or recommend that the Board select, the director-nominees for our next annual meeting of shareholders;

•	evaluate incumbent directors;

•	develop and recommend corporate governance principles applicable to our company;

•	review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;

•	make recommendations to the Board regarding the independence of each director;

•	review director compensation;

•	oversee the evaluation of the Board and management; and

•	perform any other duties and responsibilities delegated to the committee from time to time.
      Our Board has determined that all members of the Nominating/ Corporate Governance Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines. For information relating to nomination of directors by shareholders, please see “Selection of Director-Nominees.”

Compensation Committee
      Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the company’s compensation plans, policies and programs. The Compensation Committee’s primary functions are to:

•	review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve our Chief Executive Officer’s compensation level based on this evaluation;

•	make recommendations to the Board with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans;

•	administer equity-based incentive plans and other plans adopted by the Board that contemplate administration by the Compensation Committee;

•	oversee regulatory compliance with respect to compensation matters;

•	review employment agreements, severance agreements and any severance or other termination payments proposed with respect to any of our executive officers; and

•	produce a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.
      Our Board has determined that all members of the Compensation Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines.

Finance Committee
      The primary functions of the Finance Committee are to:

•	make recommendations to the Board of Directors with respect to the approval, adoption and any significant amendment to all of the company’s defined benefit and defined contribution plans and trusts (the “retirement plans”);

•	oversee the administration of the retirement plans and approve the selection of any third-party administrators;

•	review and employ managers to review the investment results of the retirement plans and the investment policies of the retirements plans and monitor and adjust the asset allocations of the retirement plans;

•	oversee, in consultation with management, regulatory and tax compliance matters with respect to the retirement plans; and

•	make recommendations to the Board of Directors with respect to management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), the company’s credit facilities, commodities hedging and liquidity matters.
Relationships Among Certain Directors
      J.V. Shields, Jr. and C. Martin Wood III are married to sisters.
Directors’ Fees
      Mr. Deese, our chairman of the board and an executive officer of the company, does not receive any additional compensation for his service as a director. Each non-employee director receives an annual restricted stock award valued at $65,000, based on the market price of our common stock on the Monday following the Annual Meeting of Shareholders. Directors elected by the Board during the following year receive a prorated award. Additionally, each non-employee director receives payments pursuant to a standard arrangement. For fiscal 2005, these directors received: (i) a retainer of $2,500 per month; (ii) $1,500 for each meeting of the Board of Directors or committee of the Board of Directors attended, with the chairmen of the Audit and Compensation Committees receiving an annual retainer of $15,000 and $10,000, respectively, and the chairs of all other committees receiving an annual retainer of $5,000; and (iii) reimbursement for travel expenses. In addition to the above-described fees and retainers, in fiscal 2005, Mr. McMullian received a fee of $100,000 for his services as the non-executive Chairman of the Board of Directors and $250,000 pursuant to the terms of a consulting agreement with the company. This consulting agreement terminated on December 31, 2005.
      Non-employee directors are eligible to participate in our 2001 Equity and Performance Incentive Plan (the “EPIP”), our Stock Appreciation Rights Plan (the “SAR Plan”) and our Executive Deferred Compensation Plan (the “EDCP”). Under the EPIP, non-employee directors received restricted stock grants as described above. The restricted stock vests one year from the date of grant. Under the SAR Plan, a non-employee director may elect to receive stock appreciation rights in lieu of cash payments for the retainers described above. Stock appreciation rights granted under the SAR Plan do not give the director an equity interest in the company. Stock appreciation rights vest one year from the date of issuance, and the director has ten years to exercise these rights. The company is required to value stock appreciation rights at a required measurement date based on the difference in the fair market value of the company’s common stock on such measurement date and the grant price. The difference is recorded as an expense to the company. Additionally, each stock appreciation right receives credit for any dividends paid on an equivalent number of shares of the company’s common stock. Under the EDCP, non-employee directors may elect to defer all or any portion of their annual retainer and meeting fees. All deferrals earn interest until paid to the director. Generally, the deferral plus interest is paid to the director upon retirement or termination from the Board of Directors.
Selection of Director-Nominees
      The Nominating/ Corporate Governance Committee identifies and considers director candidates recommended by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Senior Vice President, Secretary and General Counsel. The Nominating/ Corporate Governance Committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our amended and restated bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating/ Corporate Governance Committee.
      The Nominating/ Corporate Governance Committee believes that any director-nominee must meet the director qualification criteria set forth in our Corporate Governance Guidelines before it could recommend such director-nominee for election to the Board of Directors. These factors include:

•	integrity and demonstrated high ethical standards;

•	the ability to express opinions, raise tough questions and make informed, independent judgments;

•	experience managing or operating public companies;

•	knowledge, experience and skills in at least one specialty area;

•	ability to devote sufficient time to prepare for and attend Board of Directors meetings;

•	willingness and ability to work with other members of the Board of Directors in an open and constructive manner;

•	ability to communicate clearly and persuasively; and

•	diversity in background, personal and professional experience, viewpoints or other demographics.

      The Nominating/ Corporate Governance Committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the Board of Directors. The Nominating/ Corporate Governance Committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.
Attendance at Annual Meetings
      In accordance with our Corporate Governance Guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, except for Messrs. Fernandez, Griswold and Stith who joined the Board after the 2004 Annual Meeting of Shareholders, all of our directors have attended the Annual Meeting of Shareholders for the last two years.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table summarizes the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of Flowers Foods for the years indicated.
SUMMARY COMPENSATION TABLE

	Compensation				Long-Term Compensation

					Restricted		Long Term	All
				Other	Stock	Option	Incentive	Other
	Fiscal	Salary	Bonus	Comp.	Awards	Awards	Payouts	Comp.
Name and Principal Position	Year	($)	($)	($)(2)	($)	(#)	($)	($)(3)

George E. Deese	2005	650,000	698,750	28,750	—	—	—	87,155
Chairman of the Board(1),	2004	600,000	345,150	23,750	1,300,000	—	—	74,101
Chief Executive Officer and	2003	433,173	179,086	—	—	256,500	—	52,975
President

Gene D. Lord	2005	356,400	230,218	185,762	—	—	—	2,566
President and	2004	343,200	131,617	—	—	—	—	3,175
Chief Operating Officer,	2003	336,346	202,396	—	—	153,225	—	1,669
Flowers Foods Bakeries Group

Jimmy M. Woodward	2005	356,400	230,218	—	—	—	—	31,491
Senior Vice President and	2004	337,869	129,573	—	—	—	—	26,754
Chief Financial Officer	2003	323,654	133,815	—	—	153,225	—	21,279

Allen L. Shiver	2005	329,493	177,369	19,326	—	—	—	15,302
President and	2004	322,400	121,702	—	—	—	—	12,989
Chief Operating Officer,	2003	318,654	77,194	—	—	153,225	—	12,585
Flowers Foods Specialty Group

Stephen R. Avera	2005	324,000	174,408	—	—	—	—	21,458
Senior Vice President,	2004	307,107	117,776	—	—	—	—	12,913
Secretary and General Counsel	2003	288,846	108,677	—	—	108,225	—	11,704

(1)	Mr. Deese was elected to the position of Chairman of the Board on January 1, 2006.

(2)	The amounts for Mr. Deese represent payment of dividends on restricted stock. The amounts for Mr. Lord and Mr. Shiver represent payments in connection with the termination of the company’s supplemental executive retirement plan.

(3)	Represents company-paid life insurance premiums and contributions by the company under certain defined contribution plans and the Executive Deferred Compensation Plan.

Option Grants in Last Fiscal Year
      There were no options granted during fiscal 2005.
      On January 3, 2006, pursuant to the Equity and Performance Incentive Plan, an aggregate of 58,550 shares of restricted stock and 189,500 non-qualified stock options were awarded to the executive officers named in the summary compensation table above.
Aggregated Option Exercises and Fiscal Year End Option Values
      The table below provides information on options exercised during fiscal 2005 and on the value of options held by our executive officers, based on the value of such options on December 31, 2005. This value is calculated as the difference between the exercise price of the option and $27.56 per share, which was the closing price of our common stock on December 30, 2005 as reported by The Wall Street Journal.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options At Fiscal Year		In-the-Money Options
	on	Value	End(#)		at Fiscal Year End($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

George E. Deese	259,875	4,170,128	—	256,500	—	3,474,720

Gene D. Lord	112,050	1,798,029	—	153,225	—	2,075,688

Jimmy M. Woodward(1)	—	—	259,875	153,225	5,520,958	2,075,688

Allen L. Shiver	155,250	2,491,245	—	153,225	—	2,075,688

Stephen R. Avera(1)	22,670	363,770	50,906	108,225	1,081,470	1,466,088

(1)	During the first quarter of fiscal 2006, Mr. Woodward and Mr. Avera exercised all exercisable options set forth in the table above.
Separation Agreements
      We entered into separation agreements with specified “executive officers” (as such term is defined under the Securities Exchange Act of 1934, as amended). These agreements serve as memoranda of the change in control benefits under certain of our benefit plans, and provide additional benefits, including relocation benefits and certain welfare benefits, in the event of a termination of employment following a change in control. These agreements also provide for tax gross-up payments to neutralize any excise taxes that are imposed on payments subject to Section 4999 of the Internal Revenue Code of 1986, as amended, referred to as the Code, and any additional income taxes that are attributable to those payments. Our Compensation Committee may select, in its sole discretion, any additional executives to be offered such separation agreements.
Retirement Plan
      We adopted the Flowers Foods, Inc. Retirement Plan No. 1, referred to as the retirement plan, which provides a defined benefit pension upon retirement to eligible employees of participating subsidiaries (but not to employees of Flowers Foods) that is based upon each year of service with the participating subsidiary. Additionally, the retirement plan provides a defined benefit pension upon retirement to eligible employees (including employees of non-participating subsidiaries and of Flowers Foods) who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to our spin-off from Flowers Industries, Inc. that is based upon each year of service with Flowers Industries, Inc. and/or certain of its subsidiaries. The pension benefit is the sum of annual credits earned during eligible employment. The basic annual credit is 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) for each year of service and 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service. Certain additional annual credits are provided for a limited group of participants in the retirement plan. The table below includes the estimated amounts that are payable to the individuals indicated upon their retirement at age 65 under the provisions of the retirement plan, assuming that payment is made in the form of a life annuity. Effective December 31, 2005 benefits under the retirement plan were frozen and no additional benefits will accrue under the retirement plan.
Estimated Amounts Payable Under
the Retirement Plan For Certain Individuals

	Credited	Projected
	Years of	Annual
	Service	Benefit

George E. Deese	39	$98,051

Gene D. Lord	40	$102,123

Jimmy M. Woodward	18	$36,383

Allen L. Shiver	25	$43,746

Stephen R. Avera	18	$33,158
Supplemental Executive Retirement Plan
      Our supplemental executive retirement plan, referred to as the SERP, was terminated effective December 31, 2005 in connection with the freezing of benefits under the retirement plan. Prior to its termination, the SERP provided a supplemental retirement income benefit for any executive who was a participant in the retirement plan, if the retirement plan benefit was subject to restrictions that apply to tax-qualified plans. The supplemental benefit is equal to (i) the benefit the executive would have received according to the retirement plan formula if the executive had not been subject to limitations on maximum benefits or pensionable compensation received from tax-qualified plans and if certain amounts of compensation that the executive elected to defer under non-qualified deferred compensation programs were taken into account as pensionable compensation, minus (ii) the amount the executive will receive from the retirement plan, as adjusted for these limits, and minus (iii) the amount of the monthly accrued benefit under the Flowers Industries, Inc. Supplemental Executive Retirement Plan as of March 26, 2001, which was paid out in the form of a lump sum in connection with the termination of that plan. The SERP was not tax-qualified. The purpose of the SERP was to ensure that each participating executive’s total retirement income benefits would equal the amounts that would have been payable under the retirement plan absent the limitations described above. Payments pursuant to the SERP were calculated in the form of a life only annuity, and the actuarial equivalent thereof would have been paid in the form which the participating executive had elected for purposes of the retirement plan. Payments were to be made from Flowers Foods’ general assets. Payments generally would be made at the same time as the participant’s distributions from the retirement plan, except in the event of a change in control of Flowers Foods, in which event the actuarial equivalent of anticipated payments would be paid immediately in a lump sum. Accruals under the SERP during fiscal 2005 amounted to $90,915, and $1,679 was distributed from the plan during fiscal 2005 prior to the termination of the SERP. In connection with the termination of the SERP, the company incurred settlement costs of $117,774, and $565,280 was distributed from the SERP to covered employees. Included in this distribution were payments of $185,762 and $19,326 to Mr. Lord and Mr. Shiver, respectively.
Executive Deferred Compensation Plan
      Our EDCP allows certain members of management to defer the receipt of a percentage of their salary and bonus. The EDCP is not a tax-qualified plan. The purpose of the EDCP is to provide a benefit to certain members of management whose contributions to the company’s defined contribution plan, a tax qualified plan, are limited by statutory restrictions. The participants’ deferrals are credited to an account established for the participant that is credited with interest until paid. Additionally, the company allocates contributions pursuant to the plan on behalf of the participant that are also credited with interest until paid. Interest credited on deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. Generally, the deferrals and company contributions plus interest are paid to the participant upon termination of employment. The accounts for the EDCP are maintained on the company’s books, but the EDCP is not funded. Distributions from the EDCP are made from the company’s general assets. Contributions credited to the EDCP on behalf of the executives and included in the “all other compensation” column of the executive compensation table above, amounted to $117,792 in fiscal 2005.
Report on Executive Compensation
      Our executive compensation program is administered by the Compensation Committee of our Board of Directors, which is comprised of three independent directors. Our Compensation Committee met four times during fiscal 2005 to evaluate the executive compensation program to assure that it is reasonable, equitable and competitive. The Compensation Committee considers the recommendations of independent compensation specialists in evaluating compensation levels, plan design and administration.

Compensation Philosophy
      Our Compensation Committee administers each aspect of our executive compensation program in a manner that emphasizes our primary long-term goals, which are the creation of consistent earnings growth and the enhancement of shareholder value in our common stock. The Compensation Committee considers these goals to be attainable by maintaining continuity within an experienced, professional and technically proficient executive group. Accordingly, our compensation program is designed (a) to be competitive with other similarly situated companies, (b) to be equitable by offering a reasonable level of base compensation and (c) to align the interests of the executives with those of the shareholders. The primary compensation arrangements, tailored to fulfill this philosophy and utilized by the Compensation Committee in various combinations, are as follows:

Base Salary
      Each year, the Compensation Committee reviews the contribution made to Flowers Foods’ performance by each senior executive and approves the executive’s base salary. The base salary represents Flowers Foods’ ongoing compensation commitment and forms the foundation for the executive compensation program. The Compensation Committee ensures that a competitive base salary is maintained for each executive by periodically reviewing the results of independent national survey data for comparable positions in companies with a dollar sales volume similar to Flowers Foods.

Bonus Plan
      Flowers Foods’ Annual Executive Bonus Plan provides for an annual incentive bonus, which is expressed as a percentage of base salary, varying by position with Flowers Foods. A bonus is awarded upon Flowers Foods’ attainment of a specified earnings goal. In addition, the bonus plan is designed to provide the executive with an increased bonus, limited to the lesser of $1,500,000 or an amount equal to one and one-half the bonus percentage established for the executive’s position multiplied by the executive’s base salary, if actual earnings significantly exceed the goal. Correspondingly, the bonus plan is designed to provide the executive a lesser bonus if actual earnings fall below the goal, and no bonus at all if actual earnings fall below eighty percent of the goal. This mechanism provides motivation for the executive to continue to strive for improved earnings in any given year, regardless of the fact that the goal may, or may not, be obtained.

Stock Incentive Plan
      In keeping with the Compensation Committee’s philosophy that the element of shareholder risk is an essential compensation tool, stock based incentives comprise a significant portion of the compensation program for the individuals listed above in the Summary Compensation Table. The Compensation Committee believes that continuation of stock based incentives is fundamental to the enhancement of shareholder value.
      The EPIP is Flowers Foods’ ongoing intermediate and long-term incentive plan. The EPIP provides the Compensation Committee with an opportunity to make a variety of stock based awards, while selecting the form that is most appropriate for Flowers Foods and the executive group. The awards under the EPIP contain elements that focus the executive’s attention on one of Flowers Foods’ primary goals, the enhancement of shareholder value. There were no option awards granted under the EPIP is fiscal 2005.
      On January 3, 2006, pursuant to the EPIP, a restricted stock award and non-qualified option grant were made to certain employees. Pursuant to this award, 58,550 shares of restricted stock and 189,500 non-qualified stock options were awarded to the executive officers named in the summary compensation table above.

Compensation of Chief Executive Officer
      For fiscal 2005, Mr. Deese received a base salary of $650,000, which amount was determined by the Compensation Committee to be appropriate in consideration of Flowers Foods’ performance, Mr. Deese’s leadership and contribution to that performance and market conditions. In accordance with the terms of our bonus plan, Mr. Deese received a bonus of $698,750 for fiscal 2005.
      On January 4, 2004, Mr. Deese was awarded 75,000 shares of restricted stock under the provisions of the EPIP. The fair market value on the date of grant was $1,300,000. These shares do not vest until January 4, 2008; however, in accordance with the terms of the EPIP, Mr. Deese will receive dividends on these shares during the vesting period. During 2005, Mr. Deese received $28,750 in dividends related to these shares. The restricted shares are subject to forfeiture in the event of termination of employment, other than for retirement, disability, death, termination without cause or termination for any reason that the Compensation Committee determines should not result in forfeiture.
      On January 3, 2006, Mr. Deese was awarded 102,600 non-qualified stock options and 31,700 shares of restricted stock. The fair market value of the restricted shares on the date of grant was $888,250. The non-qualified options do not vest until January 3, 2009. The restricted stock does not vest until January 3, 2008, however, in accordance with the terms of the EPIP, Mr. Deese will receive dividends on these shares during the vesting period. The restricted shares are subject to forfeiture if certain performance criteria related to the company’s return on equity and internal cost of capital are not achieved.

Deductibility of Compensation Expenses
      Flowers Foods is not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent that such compensation constitutes “performance-based compensation” (as defined in Section 162(m) of the Code). Other than with respect to the restricted stock award to Mr. Deese in fiscal 2004, which does not qualify as performance-based compensation, the Compensation Committee believes that any awards under the Annual Executive Bonus Plan and the EPIP will result in performance-based compensation, and that Flowers Foods will not lose any federal income tax deduction for compensation paid under these compensation programs. The Compensation Committee will consider this deduction limitation during future deliberations and will continue to act in the best interests of Flowers Foods.

Summary
      The Compensation Committee believes that the base salary and the Annual Executive Bonus Plan provide an efficient and effective mechanism to reward the executive group for the daily leadership required to maximize Flowers Foods’ current performance. Additionally, the stock based awards granted under the EPIP serve to align the long-term interests of the executives with those of the shareholders so that executive decisions are made as owners of Flowers Foods.

The Compensation Committee
of the Board of Directors:

Joseph L. Lanier, Jr., Chairman
Manuel A. Fernandez
Jackie M. Ward

TRANSACTIONS WITH MANAGEMENT AND OTHERS
      Amos R. McMullian Consulting Agreement. Mr. McMullian and the company entered into a one-year consulting agreement, dated January 1, 2005, pursuant to which Mr. McMullian received an annual payment of $250,000 for consulting services provided to the company. This agreement terminated on December 31, 2005.
      Executive Officer and Director-Related Employees of the Company. Ty Deese, an adult child of George E. Deese, our Chairman of the Board, President and Chief Executive Officer, was employed as the president of a company subsidiary throughout fiscal 2005. He was paid an aggregate salary and bonus of $195,211 in fiscal 2005. He also received payments of $157,232 in connection with our Stock Appreciation Rights Plan. Charles Avera, the brother of Stephen R. Avera, our Senior Vice President, Secretary and General Counsel, was employed as a National Accounts Vice President of a company subsidiary throughout fiscal 2005. He was paid an aggregate salary and bonus of $141,355 in fiscal 2005. He also received payments of $258,524 in connection with our Stock Appreciation Rights Plan. A. Ryals McMullian, an adult child of Amos R. McMullian, a director-nominee, was employed by the company throughout fiscal 2005 as Associate General Counsel. He was paid an aggregate salary and bonus of $170,464 in fiscal 2005. Chris Mulford, a son-in-law of George E. Deese, was employed as a Director of Sales of a company subsidiary throughout fiscal 2005. He was paid an aggregate salary and bonus of $76,202 during fiscal 2005. Michael Lord and Mark Lord, each an adult child of Gene D. Lord, the President and Chief Operating Officer of our Bakeries Group, were employed as Vice President of Sales and Directors of Sales, respectively, of two separate company subsidiaries throughout fiscal 2005 and were paid an aggregate salary and bonus of $92,340 and $72,803, respectively.

AUDIT COMMITTEE REPORT
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Flowers Foods filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.
      During fiscal 2005, the Audit Committee conducted 13 meetings. At each meeting the Audit Committee met with the senior members of the company’s management team (including the Chief Financial Officer), internal auditors and the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. At each of its regularly scheduled meetings, the Audit Committee conducted private sessions with the independent registered public accounting firm, and separately with the director of internal audit, the Chief Financial Officer, the company’s compliance officer and the company’s General Counsel to discuss financial management, accounting and internal controls, compliance matters and legal issues. The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the company’s audited consolidated financial statements for the year ended December 31, 2005 and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K, including a discussion of the quality of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. The Audit Committee reviewed management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the company fairly present, in all material respects, the financial condition and results of operations of the company. Management advised the Audit Committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. These reviews included discussions with PricewaterhouseCoopers LLP of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including the quality of the company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP matters relating to its independence from the company, including a review of audit and non-audit fees. The Audit Committee has also monitored the scope and adequacy of the company’s internal auditing program and reviewed internal audit staffing levels.
      The Audit Committee has been updated periodically on management’s process to assess the adequacy of the company’s internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the company’s internal control over financial reporting. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the company’s internal control assessment process, management’s assessment with respect thereto and PricewaterhouseCoopers LLP’s evaluation of the company’s internal control over financial reporting.
      In performing all of its functions, the Audit Committee acts in an oversight capacity on behalf of the Board of Directors. The Audit Committee reviews the company’s earnings releases before issuance and its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the representations of management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements and other reports, and of the independent registered public accounting firm, who is engaged to audit and report on the consolidated financial statements of the company and its subsidiaries, management’s assessment of the effectiveness of the company’s internal control over financial reporting and the effectiveness of the company’s internal control over financial reporting.

      Based on its review and discussions, the Audit Committee recommended to our Board of Directors (and the Board of Directors has approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Audit Committee and the Board of Directors also have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2006. The Board of Directors is recommending that the shareholders of Flowers Foods, Inc. ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Audit Committee
of the Board of Directors:

Franklin L. Burke, Chairman
Joe E. Beverly
Benjamin H. Griswold, IV
Melvin T. Stith

STOCK PERFORMANCE GRAPH
      The chart below is a comparison of the cumulative total return (assuming the reinvestment of all dividends paid) among Flowers Foods common stock, Standard & Poor’s 500 Index, Standard & Poor’s SmallCap 600 Index and Standard & Poor’s 500 Packaged Foods and Meat Index for the period since our common stock began trading on the New York Stock Exchange on March 28, 2001 through December 30, 2005, the last trading day of our 2005 fiscal year.
TOTAL SHAREHOLDER RETURNS

	March 28,	December 28,	December 27,	January 2,	December 31,	December 30,
	2001	2001	2002	2004	2004	2005

FLOWERS FOODS, INC	100.00	190.78	138.41	283.81	353.44	469.62

S&P 500 INDEX	100.00	100.58	77.09	99.40	110.55	115.98

S&P SMALLCAP 600 INDEX	100.00	115.78	97.88	136.26	166.84	179.66

S&P 500 PACKAGED FOOD AND MEAT INDEX	100.00	112.74	114.81	123.65	148.84	136.94

      Companies in the S&P 500 Index, the S&P Small Cap 600 Index and the S&P 500 Packaged Foods and Meat Index are weighted by market capitalization and indexed to $100 at March 28, 2001. Flowers Foods’ share price is also indexed to $100 at March 28, 2001.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2006. Our Board of Directors recommends that this appointment be ratified.
      Representatives of PricewaterhouseCoopers LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
      We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.
      If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006, the Audit Committee will reconsider the appointment.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR PROPOSAL II
FISCAL 2005 AND FISCAL 2004 AUDIT FIRM FEE SUMMARY
      During fiscal 2005 and fiscal 2004, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:
      Audit Fees. Fees for audit services totaled approximately $1,150,000 in 2005 and $1,696,000 in 2004, including fees associated with annual audits and the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.
      Audit Related Fees. Fees for audit related services totaled approximately $82,550 in 2005 and $55,000 in 2004. Audit related services principally include services related to audits of certain employee benefit plans and accounting consultations.
      Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $338,800 in 2005 and $256,341 in 2004.
      All Other Fees. Fees for all other services not described above totaled approximately $4,000 in 2005 and $4,000 in 2004, and were related to software licensing agreements in both 2005 and 2004.
      All non-audit services were reviewed by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee on a case-by-case basis.

SHAREHOLDER PROPOSALS
      In order to properly submit a proposal for inclusion in the proxy statement for the 2007 Annual Meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 30, 2006.
      If you wish to present a proposal before the 2007 Annual Meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our amended and restated bylaws. We must receive your shareholder proposal at the address noted below by March 15, 2007. If your proposal is not properly brought before the Annual Meeting in accordance with our amended and restated bylaws, the Chairman of the Board of Directors may declare such proposal not properly brought before the Annual Meeting, and it will not be acted upon.
      Any proposals or notices should be sent to:

Stephen R. Avera
Senior Vice President,
Secretary and General Counsel
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757

[Form of Paper Proxy — Front]
FLOWERS FOODS, INC.
Dear Shareholder,
     Please take note of the important information enclosed with this proxy. Your vote is important, and we encourage you to exercise your right to vote your shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on June 2, 2006.
     If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Mercer Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on your balance in the 401(k) plan on March 31, 2006, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Mercer Trust Company, as Trustee, you will not be able to vote your shares in the 401(k) plan in person at the Annual Meeting on June 2, 2006.
     If you own stock directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this voting instruction form. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker.

Thank you,

Flowers Foods, Inc.
FLOWERS FOODS, INC.
1919 Flowers Circle
Thomasville, Georgia 31757
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2006
     The undersigned hereby appoints George E. Deese, Jimmy M. Woodward and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on March 31, 2006 by the undersigned at the Annual Meeting of Shareholders to be held on June 2, 2006, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.
     If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Mercer Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee.
     The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may properly come before the Annual Meeting.
     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
     PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY IN THE RETURN ENVELOPE PROVIDED.

[Form of Paper Proxy — Back]
FLOWERS FOODS, INC.
ATTN: INVESTOR RELATIONS DEPT.
1919 Flowers Circle
Thomasville, GA 31757
VOTE BY INTERNET — www.proxyvote.com
     Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2006 (May 30, 2006 for 401(k) plan participants). Have your proxy card in hand when you access the web site. You will be prompted to enter the 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
     Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2006 (May 30, 2006 for 401(k) plan participants). Have your proxy card in hand when you call. You will be prompted to enter the 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
     Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
FLOWERS FOODS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR-NOMINEES:
1. Election of Directors
Director-nominees proposed for election in Class II to serve until 2009:
     01) Joe E. Beverly, 02) Amos R. McMullian, 03) J.V. Shields, Jr.

[ ]	FOR ALL	[ ]	WITHHOLD ALL	[ ]	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:
2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the 2006 fiscal year.
[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
     Please date this Proxy and sign it exactly as your name or names appear on your stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date